UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2013

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30093	51-0380839
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Sorrento Valley Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 320-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, Websense, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger on May 19, 2013 (the “Merger Agreement”), with Tomahawk Acquisition, LLC, a Delaware limited liability company (“Parent”) and Tomahawk Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). On June 3, 2013, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), for the cash tender offer to purchase all outstanding shares of common stock, par value $0.01 per share, of the Company at a purchase price of $24.75 per share, net to sellers in cash (the “Offer”), without interest thereon and less any required withholding taxes by Merger Sub, and the merger of Merger Sub with and into the Company (the “Merger”). Accordingly, the condition to the Offer and the Merger relating to the termination or expiration of the HSR Act waiting period has been satisfied.

Forward Looking Statements

This report may contain forward-looking statements. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the possibility that the transaction may not be timely completed, if at all; and that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2012 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Notice to Investors

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock has been made pursuant to a tender offer statement on Schedule TO, containing an offer to purchase and related materials, filed by Merger Sub with the SEC on May 28, 2013. The Company filed a solicitation/recommendation statement on Schedule 14D-9 on May 29, 2013 with respect to the offer. The tender offer statement (including the offer to purchase, letter of transmittal and related documents) and the solicitation/recommendation statement on Schedule 14D-9 contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) are available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents may also be obtained from the Company by contacting Investor Relations at 10240 Sorrento Valley Road, San Diego, California 92121, Phone 858-320-8000 or akauffman@websense.com.

Additional Information about the Merger and Where to Find It

This communication may be deemed to be proxy solicitation material in respect of the proposed acquisition of the Company by Merger Sub. In connection with the potential one-step Merger, the Company has filed a proxy statement with the Securities and Exchange Commission. Additionally, the Company may file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by Merger Sub pursuant to the terms of the Merger Agreement. These materials may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Free copies of the proxy statement may also be obtained by contacting the Company’s Investor Relations Department at 10240 Sorrento Valley Road, San Diego, California 92121, Phone 858-320-8000 or akauffman@websense.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed Merger because they will contain important information about the Merger and the parties to the Merger.

The Company and its respective directors, executive officers and other members of its management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2013 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the proxy statement and other relevant materials filed with the Securities and Exchange Commission in connection with the Merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the proxy statement. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2013 annual meeting of stockholders and is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 containing Part III information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: June 4, 2013	By:	/s/ Christian Waage
Christian Waage
Vice President and General Counsel